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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51184) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan of Rigel Pharmaceuticals, Inc., of our report dated February 6, 2001, with respect to the financial statements of Rigel Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California

March 26, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS